                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement         [_] Confidential for Use of the Commission Only
[X] Definitive Proxy Statement              (as permitted by Rule 14A-6(E)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-12

                           OPNET TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                           OPNET TECHNOLOGIES, INC.
                             7255 WOODMONT AVENUE
                           BETHESDA, MARYLAND 20814

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON TUESDAY, SEPTEMBER 10, 2002

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPNET Technologies, Inc. (the "Company") will be held at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on Tuesday, September 10, 2002 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

    1. To elect two Class II directors for a three-year term extending until the 2005 Annual Meeting of Stockholders;

    2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and

    3. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

   Holders of record of the Company's Common Stock at the close of business on July 31, 2002 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814 and will be available at the Annual Meeting.

   A copy of the Company's Annual Report for the year ended March 31, 2002, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,


                                          Marc A. Cohen
                                          Chairman of the Board, Chief
                                          Executive Officer and Secretary

Bethesda, Maryland
July 31, 2002

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                 OPNET TECHNOLOGIES, INC. 7255 WOODMONT AVENUE
                           BETHESDA, MARYLAND 20814

 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY,
                              SEPTEMBER 10, 2002

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of OPNET Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on September 10, 2002 and at any adjournments thereof (the "Annual Meeting").

   All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

   The Board of Directors has fixed July 31, 2002 as the record date (the "Record Date") for determining holders of the Company's Common Stock, $.001 par value per share (the "Common Stock"), who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote an aggregate of 19,251,265 shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

   The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report for the year ended March 31, 2002 are first being sent or given to stockholders on or about July 31, 2002.

Votes Required

   The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

   The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast on the matter is required for the election of the Class II directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the ratification of the appointment of the auditors) that require the affirmative vote of a certain percentage of the votes cast or the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2002 by:

  . each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

  .   the directors and the nominees for director of the Company;

  . each of the executive officers named in the Summary Compensation Table set forth under the heading "Compensation of Executive Officers" below; and

  . all executive officers, directors and the nominees for director of the Company as a group.

   Except as set forth herein, the business address of the named beneficial owner is c/o OPNET Technologies, Inc., 7255 Woodmont Avenue, Bethesda, Maryland 20814 and each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.

                                                                       Number Of Shares    Percent
                         Beneficial Owner                           Beneficially Owned (1)  Owned
                         ----------------                           ---------------------- -------
William Blair & Company, L.L.C.
  222 West Adams Street
  Chicago, IL 60606 (9)............................................       1,328,615          6.9%
Capital Research & Management Company and SMALLCAP World Fund, Inc.
  333 South Hope Street, 55th Floor
  Los Angeles, CA 90071-1447 (2)...................................       1,294,900          6.7%

Marc A. Cohen (3)..................................................       3,109,130         16.1

Alain J. Cohen (4).................................................       5,111,625         26.5

Joseph W. Kuhn.....................................................              --           --

Pradeep K. Singh (5)...............................................          93,125            *

Bruce R. Evans.....................................................              --           --

Steven G. Finn (6).................................................          65,000            *

William F. Stasior (7).............................................          75,000            *

All executive officers, directors and the nominees for director,
  as a group (7 persons) (8).......................................       8,453,880         43.5

--------
* Less than 1%.
(1) The number of shares beneficially owned by each director, nominee for director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after July 31, 2002 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2) Based solely on information provided by Capital Research and Management Company ("CRMC") and SMALLCAP World Fund, Inc. ("SCWF") in Schedule 13G jointly filed with the SEC on February 11, 2002 and by CRMC on Form 13F filed with the SEC on May 15, 2002. SCWF has sole voting power of 1,045,500 shares of the Company's Common Stock and CRMC has sole power to dispose of such securities. CRMC serves as investment advisor to SCWF, the owner of 1,045,500 shares of the Company's Common Stock. For the remaining shares, CRMC has shared-defined investment discretion and no voting authority. CRMC is deemed to be a beneficial owner of such securities; however, CRMC expressly disclaims that it is, in fact, the beneficial owner of such shares.

(3) Includes 62,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 31, 2002.
(4) Includes 37,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 31, 2002.
(5) Includes 16,515 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 31, 2002 and 1,750 shares of Common Stock issuable upon exercise of currently exercisable options held by Mr. Singh's wife.
(6) Includes 45,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 31, 2002.
(7) Includes 37,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 31, 2002.
(8) Includes 200,740 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 31, 2002.
(9) Based solely on information provided by William Blair & Company, L.L.C. on Form 13F filed with the SEC on July 10, 2002, which reports sole power to vote and dispose of all shares stated in the table above.

                  PROPOSAL 1--ELECTION OF CLASS II DIRECTORS

   The Company has a classified Board of Directors currently consisting of one Class I director, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2004, 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

   The persons named in the enclosed proxy will vote to elect Alain J. Cohen and Dr. Steven G. Finn as the Class II directors, unless authority to vote for Mr. Cohen or Dr. Finn is withheld by marking the proxy to that effect. Each Class II director will be elected to hold office until the 2005 annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

   Mr. Cohen and Dr. Finn have indicated their willingness to serve, if elected, but if they should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Cohen or Dr. Finn will be unable to serve if elected.

   For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, including Mr. Cohen and Dr. Finn, there follows information given by that director concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company, except that Marc A. Cohen and Alain J. Cohen are brothers. Information with respect to the number of shares of Common Stock beneficially owned by each director and each nominee for director, directly or indirectly, as of July 31, 2002 appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

Nominees for Term Expiring in 2005 (Class II Directors)

   Alain J. Cohen, one of the Company's founders, is 35 years old and has served as our president and chief technology officer and as a member of our board of directors since our inception in 1986. Mr. Cohen received a bachelor's degree in electrical engineering from the Massachusetts Institute of Technology ("M.I.T.").

   Dr. Steven G. Finn is 56 years old and has served as a member of our board of directors since March 1998. Dr. Finn has been a principal research scientist and lecturer at M.I.T. since 1991. Dr. Finn has also served as a consultant with Matrix Partners, a venture capital firm, since 1991.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES LISTED ABOVE.

Director Whose Term Expires in 2004 (Class I Director)

   Bruce R. Evans is 43 years old and has served as a member of our board of directors since September 1997. Mr. Evans has been with Summit Partners, a venture capital firm, since 1986, serving as a general partner since 1991 and a managing partner since January 2001. Mr. Evans currently serves on the board of directors of Private Business, Inc., a provider of software and services to community banks and several private companies.

Directors Whose Terms Expire in 2003 (Class III Directors)

   Marc A. Cohen, one of the Company's founders, is 39 years old and has served as our chairman of the board since our inception in 1986 and as our chief executive officer since 1994. From 1986 to 1992, Mr. Cohen was also a consultant with Booz Allen Hamilton Inc., an international management and consulting company. Mr. Cohen received a bachelor's degree in engineering science from Harvard University and a master's degree in electrical engineering from Stanford University.

   William F. Stasior is 61 years old and has served as a member of our board of directors since March 1998. Since October 1999, he has served as senior chairman of Booz Allen Hamilton Inc. From 1991 to 1999, he served as chairman and chief executive officer of Booz Allen Hamilton Inc. Mr. Stasior currently serves on the boards of directors of Rare Medium Group, Inc., an internet services company, and Emerging Vision, Inc., a retailer.

Board and Committee Meetings

   The Board of Directors met five times (including by teleconference) during fiscal 2002. Each director attended all of the meetings of the Board of Directors and of the committees on which he then served.

   The Board of Directors has a Compensation Committee, currently composed of Mr. Evans and Mr. Stasior, which reviews executive salaries, administers the Company's bonus, incentive compensation and stock plans and approves the salaries and other benefits of the Company's executive officers. In addition, the Compensation Committee consults with the Company's management regarding the Company's pension and other benefit plans and compensation policies and practices. The Compensation Committee met twice during fiscal 2002.

   The Board of Directors also has an Audit Committee, currently composed of Mr. Evans, Dr. Finn and Mr. Stasior. The Audit Committee acts under a written charter first adopted and approved in July 2000. A copy of this charter was filed as Appendix A to the proxy statement filed July 26, 2001. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the National Association of Securities Dealers. The Audit Committee met four times during fiscal 2002. The functions of the Audit Committee include:

  . recommending to the Board of Directors the appointment of the Company's independent auditors;

  .   reviewing the independence of the independent auditors;

  . reviewing the annual audit plan of the independent auditors, the results of the independent audit, and the report and recommendations of the independent auditors;

  . evaluating the adequacy of the Company's internal financial and accounting processes and controls; and

  . reviewing with management and the independent auditors the annual and interim financial statements of the Company.

   Stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing the information specified in the Company's Bylaws, including the candidate's name, address and principal occupation. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company received not less than 60 days nor more than 90 days prior to the first anniversary of the 2002 Annual Meeting; provided that, in the event that the date of the 2003 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2002 Annual Meeting, notice by the stockholder must be received not earlier than the 90/th/ day prior to the 2003 Annual Meeting and not later than the close of business on the later of (i) the 60/th/ day prior to the 2003 Annual Meeting and (ii) the 10/th/ day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

Compensation of Directors

   Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

   The Company's non-employee directors, other than Mr. Evans, receive automatic annual grants of stock options pursuant to the Company's 2000 Director Stock Option Plan. Stock options will be granted to each non-employee director as follows:

  . each person who first becomes a non-employee director after August 7, 2000, other than pursuant to election at an annual meeting of stockholders, will be granted an option on the date of his or her election to the Board of Directors to purchase a number of shares of Common Stock calculated by multiplying 1,250 by the number of full calendar months remaining from the date of his or her initial election to the Board of Directors until the first anniversary of the prior year's annual meeting of stockholders; and

  . each non-employee director will be granted an option to purchase 15,000 shares of Common Stock on the date of each annual meeting of stockholders commencing with the 2001 Annual Meeting of Stockholders, provided that he or she is serving as a director immediately following such annual meeting of stockholders.

   These options will have an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. These options will also be exercisable in full on the first anniversary of the date of grant and will terminate on the earliest to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date on which the recipient ceases to serve as a director.

Compensation of Executive Officers

   The table below sets forth, for the years ended March 31, 2000, 2001 and 2002, the total compensation earned by the Company's Chief Executive Officer and its other executive officers who were most highly compensated during fiscal 2002 (the "Named Executive Officers"). In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

                          Summary Compensation Table

                                                                       Long-Term
                                                                      Compensation
                                                  Annual Compensation    Awards
                                                  ------------------- ------------
                                                                         Shares
                                           Fiscal                      Underlying     All Other
      Name And Principal Position           Year   Salary    Bonus      Options    Compensation (1)
      ---------------------------          ------ --------  --------  ------------ ----------------

Marc A. Cohen.............................  2000  $120,000  $ 70,000         --         $3,000
  Chairman of the Board and                 2001   186,667   150,000     75,000          3,000
  Chief Executive Officer                   2002   200,000        --    100,000          3,000
Alain J. Cohen............................  2000   120,000    70,000         --          3,000
  President and Chief Technology Officer    2001   186,667   150,000     75,000          3,000
                                            2002   200,000        --         --          3,000
Joseph W. Kuhn (2)........................  2002    41,954        --     50,000          1,458
  Vice President and Chief Financial
  Officer
Pradeep K. Singh..........................  2000   123,333    41,563         --          3,000
  Senior Vice President of Engineering,     2001   137,692   100,000     30,000          3,000
  Model Research and Development            2002   146,250        --     55,000          3,000

--------
(1) Represents amounts contributed by the Company under its 401(k) plan.
(2) Mr. Kuhn commenced his employment on January 7, 2002 at an annual base salary of $175,000.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options during the year ended March 31, 2002 to the Named Executive Officers. All of these options were granted with an exercise price equal to or exceeding the fair market value of the Common Stock on the date of grant.

                                    Individual Grants                 Potential Realizable
                     ------------------------------------------------  Value at Assumed
                     Number of                                        Annual Rates of Stock
                       Shares   Percent Of Total                      Price Appreciation for
                     Underlying Options Granted  Exercise               Option Term (1)
                      Options     to Employees   Price Per Expiration ----------------------
Name                  Granted    in Fiscal Year    Share      Date       5%         10%
----                 ---------- ---------------- --------- ----------  --------  ----------
Marc A. Cohen....... 100,000(2)       6.21        $10.59    7/24/11   $665,999   $1,687,773
Joseph W. Kuhn......  50,000(3)       3.12          9.07    2/10/12    285,204      722,762
Pradeep K. Singh....  45,000(4)       2.80         10.59    7/24/11    299,700      759,498
                      10,000(5)       0.62          5.31    9/27/11     33,394       84,628

--------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) The option vests as to 25,000 shares on each of April 1, 2002, 2003, 2004 and 2005.
(3) The option vests as to 12,500 shares on each of January 7, 2003, 2004, 2005 and 2006.
(4) The option vests as to 25,000 shares on April 1, 2003 and 20,000 shares on April 1, 2004.
(5) The option vests as to 5,000 shares on each of September 28, 2002 and 2003.

Option Exercises and Fiscal Year-End Option Values

   The table below sets forth information concerning options exercised by each of the Named Executive Officers during the year ended March 31, 2002 and the number and value of unexercised options held by each of the Named Executive Officers on March 31, 2002.

              Option Exercises and Fiscal Year-End Option Values



                                                  Number of Shares         Value of Unexercised
                                               Underlying Unexercised      In-the-Money Options
                       Shares                 Options at Fiscal Year End  at Fiscal Year End (2)
                      Acquired      Value     -------------------------  -------------------------
Name                 On Exercise Realized (1) Exercisable  Unexercisable Exercisable Unexercisable
----                 ----------- ------------ -----------  ------------- ----------- -------------
Marc A. Cohen.......       --            --     18,750        156,250        --              --
Alain J. Cohen......       --            --     18,750         56,250        --              --
Joseph W. Kuhn......       --            --         --         50,000        --        $ 23,000
Pradeep K. Singh....   48,510      $569,824      3,990        152,500        --         730,100

--------
(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.
(2) The market value per option share is based upon the last sales price per share of the Common Stock on March 28, 2002, as reported on the Nasdaq National Market, less the exercise price.

Agreements with Executives

   Marc Cohen and Alain Cohen each entered into a non-compete agreement with the Company on September 30, 1997. Under the agreements, Marc Cohen and Alain Cohen each agreed not to compete with the Company during the term of his employment and, in the event that his employment with the Company is terminated either at his voluntary election or by the Company for good cause, for a period of 12 months thereafter. In addition, Marc Cohen and Alain Cohen each agreed not to solicit the Company's employees or customers on behalf of any competitor during the same period. Also, Marc Cohen and Alain Cohen each agreed to protect the Company's confidential information during his employment, except as appropriate in the performance of his duties, and after the termination of his employment.

   The Company entered into a change-in-control agreement with Mr. Singh, the Company's Senior Vice President of Engineering, Model Research and Development, in June 2000. Pursuant to the agreement, if, during the one-year period after a change in control of the Company, the Company terminates his employment without cause or if he resigns within 90 days after the Company diminishes his position, authority, or responsibilities, reduces his annual base salary or benefits, or relocates him, he will be entitled to:

  . a lump sum payment equal to the sum of his highest annual salary and highest annual bonus received during the five-year period preceding the change in control; and

  .   continued employee benefits coverage for 12 months.

   The change-in-control agreement expires on the first to occur of March 31, 2003, if a change in control has not occurred prior to that date, or the date 12 months after the occurrence of a change in control. In addition, if not previously terminated, the agreement will be automatically extended for additional one-year terms unless the Company notifies the executive that the agreement will not be extended.

   The Company has also entered into nondisclosure, non-compete, nonsolicitation and ownership of inventions agreements with Messrs. Kuhn and Singh, under which each executive has agreed to protect the Company's confidential information during and after the termination of his employment, and not to compete with the Company during the term of his employment and for 12 months after termination of his employment.

Certain Transactions

   The Company's Board of Directors has adopted the policy that transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Report of the Compensation Committee on Executive Compensation

   This report addresses the compensation policies of the Company applicable to its executive officers during fiscal 2002. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of two non-employee directors. The Compensation Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer.

Executive Compensation Philosophy

   The Board of Directors and the Compensation Committee believe that the goals with respect to executive compensation are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company, and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, cash bonus and stock options.

   The Board of Directors and the Compensation Committee also believe that the compensation of the Chief Executive Officer and the Company's other executive officers should be based to a substantial extent on the Company's performance and adjusted, as appropriate, based on such executive officer's performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Compensation Committee considers: (i) the Company's financial performance during the past year and recent quarters, (ii) the individual's performance during the past year and recent quarters and (iii) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the network management software industry.

Compensation Components

   Three major components of the Company's executive officer compensation are
(i) base salary, (ii) annual incentive awards in the form of cash bonuses and
(iii) long-term, equity-based incentive awards.

   Base Salary. At the beginning of each year, the Compensation Committee generally meets to set the base salary levels of the Company's executive officers for the coming year. In April 2001, the Compensation Committee met and decided not to increase Marc Cohen's base salary of $200,000. Marc Cohen is the

Company's Chief Executive Officer. The Compensation Committee did increase the base salaries of several of the Company's other executive officers. When reviewing base salaries, the Compensation Committee considered individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other software companies in the Company's industry and anticipates reviewing compensation packages at least annually.

   Cash Bonus. The Company's cash bonus program is designed to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when objectives are met. Under the cash bonus program, the executive officers receive annual bonuses within the framework of the bonus plans approved by the Compensation Committee for each executive. The Compensation Committee is responsible for establishing the compensation including the salaries and bonuses of each executive officer. In accordance with the cash bonus program, the Company did not award cash bonuses for fiscal 2002 to any of its executive officers.

   Long-Term Incentive Compensation. The Company's Amended and Restated 2000 Stock Incentive Plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Compensation Committee strongly believes that a primary goal of the compensation program is to provide key employees who have significant responsibility for the management, growth and future success of the Company with the opportunity to participate in the financial gain from price increases in the Common Stock. Executives are eligible to receive stock options giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to the fair market value at the date of grant. Unless the Board of Directors, the Compensation Committee or the Chief Executive Officer provides otherwise, option grants to all executives, including the Chief Executive Officer, are exercisable as to one-fourth of the underlying shares on each of the first, second, third and fourth anniversaries of the grant date. Annual grants to executives other than the Chief Executive Officer are considered and approved by the Compensation Committee based upon recommendations made by the Chief Executive Officer at the end of each year based upon (i) the individual executive's performance during that year and (ii) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

   During fiscal 2002, the Compensation Committee granted Marc Cohen options to purchase an aggregate of 100,000 shares of Common Stock. During fiscal 2002, the Company granted options to purchase an aggregate of 105,000 shares of Common Stock to the other Named Executive Officers of the Company.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of
Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

   By the Compensation Committee of the Board of Directors.

                                          Bruce R. Evans
                                          William F. Stasior

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Messrs. Evans and Stasior. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Audit Committee of the Board of Directors

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended March 31, 2002 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002.

   By the Audit Committee of the Board of Directors.

                                          Bruce R. Evans
                                          Steven G. Finn, PhD
                                          William F. Stasior

Comparative Stock Performance

   The graph below compares the cumulative total stockholder return on the Common Stock of the Company from August 2, 2000 (the first trading date following the Company's initial public offering) to March 31, 2002 with the cumulative total return of (i) the Nasdaq Stock Market and (ii) the Nasdaq Computer & Data Processing Index. In March 2002, the JP Morgan H&Q Computer Software Index ceased to be available and was replaced by the Nasdaq Computer & Data Processing Index as a line-of-business index. As a result, for comparative purposes, the Company has also presented in the graph below the cumulative total return of the JP Morgan H&Q Computer Software Index from August 2, 2000 to March 31, 2001. These graphs assume the investment of $100.00 on August 2, 2000 in the Company's Common Stock, the Nasdaq Stock Market, the JP Morgan H & Q Computer Software Index and the Nasdaq Computer & Data Processing Index, and in each case assumes that any dividends are reinvested.


                                    [CHART]

                       OPNET           NASDAQ STOCK    NASDAQ COMPUTER &     JP MORGAN H&Q
                 TECHNOLOGIES, INC.    MARKET (U.S.)    DATA PROCESSING    COMPUTER SOFTWARE
    8/2/2000         100.00               100.00            100.00               100.00
Sep 30, 2000         205.41               100.29            105.34               126.30
Dec 31, 2000          81.42                67.16             65.03                87.32
Mar 31, 2001          85.14                50.13             47.44                53.10
Jun 30, 2001          96.59                59.08             61.77                    -
Sep 30, 2001          31.68                40.99             37.78                    -
Dec 31, 2001          77.89                53.29             52.37                    -
Mar 31, 2002          51.51                50.49             48.33                    -

        PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' appointment of Deloitte & Touche is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its appointment of Deloitte & Touche. Deloitte & Touche served as the Company's independent auditors for the year ended March 31, 2002.

   Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor Fees and Other Matters

  Audit Fees

   Deloitte & Touche billed the Company an aggregate of $258,300 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2002.

  Financial Information Systems Design and Implementation Fees

   Deloitte & Touche did not render any professional services to the Company and its affiliates for the fiscal year ended March 31, 2002 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

   Deloitte & Touche billed the Company an aggregate of $202,400 in fees for other services rendered to the Company and its affiliates for the fiscal year ended March 31, 2002.

  Other Matters

   The Audit Committee considered whether the services rendered by Deloitte & Touche during the fiscal year ended March 31, 2002, other than the services rendered in connection with their audit of the Company's annual financial statements and review of the quarterly financial statements, are compatible with maintaining Deloitte & Touche's independence.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Common Stock ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the year ended March 31, 2002 the Reporting Persons complied with all Section 16(a) filing requirements.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   To be considered for inclusion in the proxy statement for the 2003 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 7255 Woodmont Avenue, Bethesda, Maryland 20814, no later than the close of business on April 2, 2003.

   If a stockholder of the Company wishes to present a proposal directly at the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the first anniversary of the 2002 Annual Meeting; provided that, in the event that the date of the 2003 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2002 Annual Meeting, notice by the stockholder must be received not earlier than the 90/th/ day prior to the 2003 Annual Meeting and not later than the close of business on the later of (i) the 60/th/ day prior to the 2003 Annual Meeting and (ii) the 10/th/ day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                          By Order of the Board of Directors,

                                          Marc A. Cohen
                                          Chairman of the Board, Chief
                                          Executive Officer and Secretary

Bethesda, Maryland
July 31, 2002

   A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2002, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST WITHOUT CHARGE. PLEASE CONTACT:

                              Investor Relations
                           OPNET Technologies, Inc.
                             7255 Woodmont Avenue
                           Bethesda, Maryland 20814

   THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                      PROXY

                            OPNET Technologies, Inc.

             Proxy for the Annual Meeting of Stockholders to be held
                          Tuesday, September 10, 2002
   This Proxy is Solicited on Behalf of the Board of Directors of the Company.

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint (s) Alain J. Cohen, Marc A. Cohen, Joseph W. Kuhn and Dennis R. McCoy, and each of them, with full power of substitution, as proxies to represent and to vote, as designated herein, all shares of stock of OPNET Technologies, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be at the principal executive office of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on Tuesday, September 10, 2002, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

In their discretion, the proxies are authorized to vote upon such matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                            X FOLD AND DETACH HERE X


      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            OPNET Technologies, Inc.

                               September 10, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark [X] your votes as indicated in this example.

1. To elect the following directors to serve for a term ending upon the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified.

     Nominees: Alain J. Cohen and Dr. Steven G. Finn


                FOR all                           WITHHOLD
               nominees                        AUTHORITY for
                                               all nominees
                 [ ]                                [ ]


     FOR the nominees, except vote withheld from the following nominee:


     ------------------------------------------------------------------


2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2003

               FOR                AGAINST              ABSTAIN
               [ ]                  [ ]                  [ ]

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.


Mark here for address change and note below [ ].

Signature(s) __________________________________ Date ________________, 2002
Note: Please sign exactly as your name(s) appears (s) hereon. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full titles. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                            X FOLD AND DETACH HERE X